Joint Filer Information

NAME: GLG Partners Limited

ADDRESS:   c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)
------------------------

DATE OF EVENT REQUIRING STATEMENT: October 6, 2008
---------------------------------

SIGNATURE:

                   By: /s/ Victoria Parry
                       --------------------
                   Name:   Victoria Parry
                   Title:  Senior Legal Counsel of GLG Partners LP

                   By: /s/ Emmanuel Roman
                       --------------------
                   Name:   Emmanuel Roman
                   Title:  Managing Director


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                             Joint Filer Information

NAME: GLG Partners Inc.

ADDRESS:   c/o GLG Partners LP
           1 Curzon Street
           London W1J 5HB
           England

DESIGNATED FILER: GLG Partners LP
----------------

ISSUER AND TICKER SYMBOL: ZBB Energy Corporation (ZBB)
------------------------

DATE OF EVENT REQUIRING STATEMENT: October 6, 2008
---------------------------------

SIGNATURE:


                   By: /s/ Alejandro R. San Miguel
                       ---------------------------
                       Name:  Alejandro R. San Miguel
                       Title: General Counsel and Corporate Secretary